Exhibit 21.1

SUBSIDIARIES OF BUNGE GLOBAL SA (1)

Switzerland
Bunge Global SA
Bunge S.A.
Vector Business Services Holdings SA.
Bunge Brunello S.A.

Bermuda
Greenleaf, Ltd.

Cayman Islands
Bunge International Commerce Ltd.
China Baldrick Investment Holding Limited

British Virgin Islands
Bunge Investment Management Limited
CCC International Holdings Limited
Baldrick Holdings Limited
Allied Trend Limited

United States of America
Bunge North America, Inc.
Bunge Milling, Inc.
The Crete Mills, Inc.
Bunge Holdings North America, Inc.
Bunge North America Capital, Inc.
Bunge Oils, Inc.
Bunge North America (East), L.L.C.
Bunge North America (OPD West), Inc.
EGT, LLC
Bunge Foundation
Bunge Milling, LLC
Bunge Milling (Southwest), Inc.
Bunge Chevron Ag Renewables LLC
Bunge Chicago, Inc.
Bunge Global Markets, Inc.
Bunge Latin America, LLC
Bunge Management Services Inc.
Bunge N.A. Holdings, Inc.
Bunge Finance North America, Inc.
Bunge Limited Finance Corp.
Bunge Global Innovation, LLC
Bunge Loders Croklaan USA, LLC
Bunge Central America, LLC

Canada
Bunge Canada

Bunge Canada Holdings I Inc.
Bunge Canada Holdings IV Inc.
Bunge Loders Croklaan Canada Inc.
Tirem Holdings Limited Partnership
Tirem Holdings Inc.
Tirem Holdings GP Inc.

Mexico
Controladora Bunge, S.A. de C.V.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Agronegocios Mexico SA de CV

Argentina
Terminal Bahia Blanca S.A.
Fertimport S.A.
Bunge Argentina S.A.
Bunge Inversiones S.A.
Bunge Minera S.A.
Terminal de Fertilizantes Argentinos SA
Ceval Holdings S.A.U
Serrana Holdings S.A.U

Brazil
Bunge Fertilizantes S.A.
Ramata Empreendimentos e Participações S.A.
Monteverde Agro-energetica S.A.
Monte Dourado Agropecuária S.A.
Bunge Alimentos S.A
VBS Finance Holding S.A.
VBS SOCIEDADE DE CREDITO DIRETO S.A.
B-Tech Soluções Digitais
Fertimport S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Loders Croklaan Latin America Comercio de Gorduras e Oleos Vegetais Ltda
Vector Transportes e Tecnologia S.A.
Libertadores Participações S.A.

Uruguay
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.

Peru
Bunge Peru S.A.C.

Chile
Bunge Chile S.p.A.

Paraguay
Bunge Paraguay S.A.

Guatemala
BCA Servicios, S.A.
BLA Servicios, S.A.

Colombia
Bunge Colombia SAS.

Australia
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.
Bunge Grains Services (Geelong) Pty. Ltd.

Southeast Asia
Bunge Asia Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Grains and Industrial Products Trading Pte. Ltd.
Bunge Agribusiness Philippines Inc.
Bunge Loders Croklaan Oils Sdn Bhd
Bunge Lipid Enzymtec Sdn Bhd
Bunge Investment Singapore Pte. Ltd

China
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Bunge (Taixing) Grains and Oils Co. Ltd.
Long Great (Hong Kong) Ltd
Bunge (Dongguan) Grains and Oils Co., Ltd
Bunge (Tianjin) Management Service Co., Ltd
Bunge (Tianjin) Trading Co., Ltd.
Bunge Loders Croklaan Edible Oils (HK) Limited
Bunge Loders (Shanghai) Trading Co. Ltd.
Bunge Loders (Xiamen) Oils Technology, Co., Ltd
BUNGE (GUANGDONG) TRADING CO., LTD

Mauritius
Bunge Mauritius Ltd

India
Bunge India Private Limited

Vietnam
Baria Joint Stock Company of Services for Import Export of Agro-forestry Products and Fertilizers

Japan
Bunge Japan K.K.

United Kingdom
Bunge Corporation Ltd.
Credit and Trading Company Limited
Climate Change Holdings Limited

Spain
Bunge Iberica S.A.U.
Bunge Investment Iberica S.L.U.
Moyresa Girasol S.L.U.
Biodiesel Bilbao S.L.
Bunge Iberica Finance S.L.U.
Bunge Agribusiness Iberica S.L

France
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics

The Netherlands
Koninklijke Bunge B.V.
Bunge Holdings B.V.
Bunge Brazil Holdings B.V.
Bunge Finance Europe B.V.
Bunge Netherlands B.V.
Bunge Loders Croklaan Nutrition B.V.
Bunge Loders Croklaan B.V.
Bunge Loders Croklaan USA B.V.
Bunge Loders Croklaan Group B.V.
Bunge Mauritius B.V.
Bunge Ventures B.V.
Bunge Limited B.V.

Germany
Bunge Handelsgesellschaft m.b.H.
Bunge Deutschland G.m.b.H.
Walter Rau Lebensmittelwerke G.m.b.H
Walter Rau Neusser OI und Fett AG
Westfälische Lebensmittel werke Lindemann GmbH & Co. KG

Italy
Bunge Italia S.p.A.

Turkey
Bunge Gida Sanayi ve Ticaret A.S.

Hungary
Bunge ZRT

Portugal
Bunge Iberica Portugal, S.A.

Austria
Bunge Austria G.m.b.H.

Poland
Bunge Polska Sp. z o.o.
ZTK Property Management Sp. z o.o.

Ukraine
PJSC DOEP
Suntrade S.E.
LLC ElevatorTrade
Greentour-Ex LLC
LLC Unitrans
LLC European Transport Stevedoring Company
New European Company LLC
Mykolayivskyy Perevantazhuvalnyy Complex LLC

Bulgaria
Kaliakra A.D.

Romania
Bunge Romania SRL
Bunge Biocombustibil SRL

Finland
Bunge Finland OY

Egypt
Bunge Egypt Agriculture SAE
Bunge Egypt Import & Export SAE
Bunge Loders Croklaan Specialty Fats LLC
Bunge Loders Croklaan for Oils S.A.E.

South Africa
Bunge ZA (Pty) Ltd.

East Africa
Bunge East Africa Ltd.

United Arab Emirates
Universal Mercantile and Trading DMCC

Saudi Arabia
Bunge Company for Trading

Qatar
Bunge QFC LLC

West Africa
Bunge Loders Croklaan Burkina Faso S.A.R.L

Bunge Loders Croklaan (Ghana) Ltd.
Bunge Loders Croklaan Industries Limited

(1)Includes entities in which Bunge Global SA has a direct or indirect 50% ownership or greater, and consolidates for financial reporting purposes. The preceding list may omit certain subsidiaries that, as of December 31, 2024, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.